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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2011

FUELSTREAM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-14477	87-0561426
(State of Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

11650 So. State Street Ste. 240 Draper, Utah		84020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (801) 816-2510

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

On September 12, 2011, Fuelstream, Inc. (the “Company”) entered into a consulting agreement with Summit Trading Limited (“STL”), a Florida-based investor relations, and strategic business planning company (the “Agreement”). Pursuant to the terms of the Agreement, the Company issued an aggregate of 333,334 restricted shares of its common stock.

Item 3.02 Unregistered Sale of Equities

As described in Item 1.01 above, on September 12, 2011, the Company entered into a consulting agreement with STL. STL is directed by a person who is believed by the Company to possess such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of receiving shares of the Company as consideration for such consulting services. No solicitation was made and no underwriting discounts were given or paid in connection with these transactions. The Company believes that the Issuance of the shares pursuant to the Agreements is exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Title of Document	Location

10.1	Payment Agreement between the Company and Summit Trading Limited	Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuelstream, Inc.

Date: September 15, 2011	By:	/s/ Mark Klok
Mark Klok Chief Executive Officer